KBW 20th Annual Community Bank Investor Conference Richard P. Smith – President & Chief Executive Officer Peter Wiese – EVP & Chief Financial Officer July 2019 Exhibit 99.1

Safe harbor statement The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond our control. There can be no assurance that future developments affecting us will be the same as those anticipated by management. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the impact of changes in financial services policies, laws and regulations; technological changes; mergers and acquisitions; changes in the level of our nonperforming assets and charge-offs; any deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting standards and practices; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; our ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; the impact of competition from other financial service providers; the possibility that any of the anticipated benefits of our recent merger with FNBB will not be realized or will not be realized within the expected time period, or that integration of FNBB’s operations will be more costly or difficult than expected; the challenges of integrating and retaining key employees; unanticipated regulatory or judicial proceedings; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and our ability to manage the risks involved in the foregoing. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of our website, https://www.tcbk.com/investor-relations and in other documents we file with the SEC. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results.

agenda Most Recent Quarter Recap Company Overview Lending Overview Deposit Overview Financials

Most recent quarter highlights Earnings Consistency Q2 2019 return on average assets of 1.44% versus 1.25% in Q2 2018 and 1.41% in the linked quarter. Average yield on earnings assets of 4.75% in Q2 2019 compared to 4.38% in Q2 2018 and 4.71% in the linked quarter. Industry Leading Net Interest Margin Net interest margin of 4.48% for Q2 2019 versus 4.14% in Q2 2018 and 4.46% in the linked quarter. Loan to deposit ratio increased to 77% at Q2 2019 compared to 74% in the linked quarter and consistent with 77% at Q2 2018. Annualized loan growth for Q2 2019 was 6.9%. Superior Credit Quality Non-performing assets to total assets of 0.35% as of Q2 2019 which was generally consistent with the 0.34% in the trailing quarter and down from 0.47% at Q4 2018. Third consecutive quarter of net recoveries on charged-off loans with net recoveries during the last four quarters totaling nearly $950,000. Focus on Expense Control Continued expense control has resulted in a stable or declining efficiency ratio which was 60.1% for each of the first two quarters of 2019 as compared to 65.2% in Q2 2018. Increases in expenses were primarily attributable to production incentives. Diverse Deposit Base Average cost of total deposits increased slightly to 0.22% versus the prior two quarters which were 0.20%. Total deposits declined 1.2% on an annualized linked quarter basis due to seasonality, with non-interest bearing demand deposits comprising 33% of total deposits. Strong Capital Levels Tangible capital consistent at 10.2%. Consistent payment of quarterly cash dividend with a history of periodic increases.

COMPANY overview

COMPANY overview Asset Size:$6.4 Billion Founded:1975 Deposits:$5.3 Billion Loans (net):$4.1 Billion Bank Branches:79 ATMs:99 Market Area: TriCo currently serves 29 counties throughout Northern and Central California. These counties represent over 30% of California’s population.

COMPANY overview Nasdaq:TCBK Stock Price*:$37.76 Market Capitalization:$1.15 billion Price to Book stated:1.3x Price to TBVPS1.8x Rank (Total Assets) among CA Publicly Traded Banks:12 (Source: SNL Financial) _________________________________________________________________________ *as of 7/25/2019 COB

Executive Team Rick Smith President & CEO TriCo since 1993 John Fleshood EVP Chief Operating Officer TriCo since 2016 Dan Bailey EVP Chief Retail Banking Officer TriCo since 2007 Craig Carney EVP Chief Credit Officer TriCo since 1996 Peter Wiese EVP Chief Financial Officer TriCo since 2018 Richard O’Sullivan EVP Chief Commercial Lending Officer TriCo since 1984

Consistent earnings track record * * Impact of the Tax Cut and Jobs Act.

Diluted Earnings per share

*Total Assets for years ending 2000-2018. Consistent Organic growth and disciplineD acquirer CAGR 5 yrs.18.3% 10 yrs.12.0%

Aggressive and Irrational Competitors Duration of Flat and Inverted Yield Curves The Cost of Regulatory Compliance Technology Costs and Limited Vendor Competition Domestic Policy and International Relationships What keeps us up at night?

Loans

CONSISTENT LOAN GROWTH *Note: Q3 2018 includes acquisition of FNB Bancorp (Loan Yield was 5.04%)

Loan portfolio MIX: *Excluding loans held-for-sale

Diversified cre & construction portfolio Property Type Loan Size Avg. Loan Amount Office Building $769,000 Multifamily Residence $1,195,000 Retail Building $849,000 Warehouse $706,000 Hospitality $2,697,000 Mini Storage $1,695,000 Gas Station/Convenience $964,000 Restaurant $483,000 SFR (1-4/Condo) $379,000 Commercial - Other $559,000

CONSERVATIVE Construction and CRE UNDERWRITING CULTURE – Ltv distribution Loan to Value Avg. Loan Amount <50% $645,000 51%-60% $991,000 61%-65% $1,252,000 66%-70% $896,000 71%-75% $919,000 76%-80% $827,000 81%-90% $644,000 >90% $753,000

Diversified geography – CRE & Construction

non-performing assets & NET charge offs 2015 > > > > < > < < < > > > < < 2014 2015201620172018Q1Q2 2019 2019 < <

Home equity loans outstanding

deposits

Consistent and balanced core deposit funding* *Weighted average costs of deposits for the quarter ended 6/30/2019 Wtd.Avg. Rate - 1.27% Wtd.Avg. Rate - 0.09%

Market share of all branches sorted by zip code Source: FDIC Summary of Deposits, June 2018 *Includes acquisition of FNB Bancorp – July 2018 Rank Institution Name State (Hdqtrd) Charter Deposits ($000) Market Share 1 U.S. Bank National Association OH Federal 9,893,012 21.2% 2 Wells Fargo & Company SD Federal 8,782,186 18.8% 3 Bank of America, National Association NC Federal 6,017,267 12.9% 4 Tri Counties Bank CA State 3,881,355 8.3% 5 JP Morgan Chase Bank, National Association OH Federal 2,994,175 6.4% 6 MUFG Union Bank, National Association CA Federal 2,177,323 4.7% 7 Bank of the West CA State 1,832,370 3.9% 8 Umpqua Bank CA State 1,636,359 3.5%

CONSISTENT DEPOSIT GROWTH – ATTRACTIVE COST *Note: Q3 2018 includes acquisition of FNB Bancorp (Deposit cost of 0.28%) CAGR – TO 12/31/2018 5 yrs.17.4% 10 yrs. 12.4%

Financials

Net interest margin – contribution from discount accretion

Return on average assets

Return on average shareholder’s equity

Efficiency ratio (fully taxable equivalent)

DividendS PAID 10.4% CAGR $0.60 $0.44 $0.52 $0.66 Annual Dividends $0.70

Capital ratios ($000’s)

TriCo Bancshares is committed to: Improving the financial success and well-being of our shareholders, customers, communities and employees. July 2019